Exhibit 10.1

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of May 18, 2006, by and between CATALYTICA ENERGY SYSTEMS, INC., a Delaware corporation (“Seller”), and WILSHIRE PROPERTY COMPANY, LLC, a California limited liability company (“Buyer”).

RECITALS:

A.            Seller and Buyer entered into the Purchase and Sale Agreement dated April 18, 2006, with respect to the sale and purchase of the real property (the “Property”) located at 1388 North Tech Boulevard, Gilbert, Arizona (the “Purchase Agreement”).

B.            All capitalized terms used in this Amendment shall have the meanings given to them in the Purchase Agreement, as amended hereby, unless otherwise defined herein.

C.            Seller and Buyer desire to amend the Purchase Agreement on the terms and conditions set forth in this Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby amend the Purchase Agreement on the terms set forth in this Amendment, notwithstanding anything to the contrary contained therein.

1.             The Closing Date. The “Closing” and “Closing Date” as contemplated in Section 2 of the Purchase Agreement shall be July 21, 2006.

2.             Purchase Price. Section 5 is deleted in its entirety and replaced with the following language:

Purchase Price. The total purchase price (the “Purchase Price”) to be paid for the Property shall be FOUR MILLION SEVEN HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($4,775,000.00) and shall be payable to Seller at the Closing in cash. All Earnest Money shall be applied against the Purchase Price at the Closing.

3.             Condition Precedent. The phrase “It shall be a condition precedent to Seller’s obligations to consummate the transaction contemplated by this Agreement that Seller obtain a full and complete release and discharge from the Loan and Loan Documents, all in a manner acceptable to Seller, and” contained in Section 10 of the Purchase Agreement is hereby deleted from the Purchase Agreement.

4.             Additional Cash Payment. Section 18(f) of the Purchase Agreement is deleted in its entirety and replaced with the following language:

“At the Closing, Buyer shall pay to Seller, in addition to the Purchase Price, an amount equal to $40,000.00 (the “Additional Cash Payment”).

5.             The Feasibility Period. The Feasibility Period described in Section 9 shall be deemed ended and the earnest money deposit is nonrefundable. Subsection 28(a) of the Purchase Agreement is deleted in its entirety.

6.             Purchase of Personal Property. Pursuant to Section 28(c) of the Purchase Agreement, Buyer hereby elects to purchase Seller’s personal property located on the Property “AS IS” for an amount equal to $25,000.00.

7.             New Lease. The commencement date for the New Lease shall be the Closing Date.

8.             No Breach or Default. To Seller’s and Buyer’s actual knowledge and belief, neither Seller nor Buyer is in default and neither has breached any of Buyer’s or Seller’s respective duties and obligations under the Purchase Agreement.

9.             Ratified and Confirmed. Except as modified by this Amendment, the Purchase Agreement and all the terms, covenants, conditions and agreements thereof are hereby in all respects ratified, confirmed and approved, and shall remain unchanged and shall continue in full force and effect.

10.           Entire Understanding. This Amendment contains the entire understanding between the parties with respect to the matters contained herein.

11.           Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all, when taken together, shall constitute one and the same instrument. A facsimile or similar transmission of a counterpart signed by a party hereto shall be regarded as signed by such party for purposes hereof.

IN WITNESS WHEREOF, Seller and Buyer have executed and delivered this Amendment as of the date and year first above written.

SELLER:		BUYER:

CATALYTICA ENERGY SYSTEMS, INC., a		WILSHIRE PROPERTY COMPANY, LLC, a
Delaware corporation		California limited liability company

By:	/s/ Rob Zack	By:	/s/ John Ghiselli
Name:	Rob Zack	Name:	John Ghiselli
Title:	CEO	Title:	Managing Member